EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-39837 of our reports dated October 22, 2001 and October 17, 2000 appearing in the August 31, 2001 and 2000 Annual Reports of Merrill Lynch Senior Floating Rate Fund, Inc., respectively.

/s/ Deloitte & Touche LLP
New York, New York
September 16, 2002